UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):      October 31, 2017
JAMES RIVER GROUP HOLDINGS, LTD.

(Exact name of registrant as specified in its charter)

Bermuda    001-36777    98-0585280

(State or other jurisdiction    (Commission    (IRS Employer
of incorporation)    File Number)    Identification No.)

Wellesley House, 2nd Floor, 90 Pitts Bay Road, Pembroke Bermuda    HM 08

(Address of principal executive offices)    (Zip Code)

Registrant’s telephone number, including area code:      +1-441-278-4580

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act
(17 CFR 240.14d‑2(b))

☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02	Results of Operations and Financial Condition.
On November 1, 2017, James River Group Holdings, Ltd. (the “Company”) issued a press release announcing its financial results for the quarter ended September 30, 2017. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8‑K (this “Form 8‑K”).
The information in this Item 2.02 and in Exhibit 99.1 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act unless specifically stated by the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Chief Executive Officer Retirement
On October 31, 2017, J. Adam Abram, Chief Executive Officer and Chairman of the Board of Directors, announced his retirement as Chief Executive Officer effective January 1, 2018. Mr. Abram will continue to serve as non-executive Chairman of the Company’s Board of Directors (the “Board”) following his retirement as Chief Executive Officer.
At the recommendation of the Company’s Compensation Committee (the “Compensation Committee”), on October 31, 2017, the Board approved compensation to be payable to Mr. Abram in his role as non-executive Chairman. Mr. Abram will be paid $350,000 per annum in cash and be granted restricted share units (“RSUs”) with a fair market value of $150,000 on the date of grant, which amounts include the compensation that is otherwise payable to non-employee directors generally. At the same meeting, the Board, at the recommendation of the Compensation Committee, increased the cash compensation to be paid to non-employee directors from $75,000 per annum to $125,000 per annum. Additionally the annual RSU grant made to non-employee directors was increased from an annual grant with a fair market value of $25,000 on the date of grant, to an annual grant with a fair market value of $50,000. The increased non-employee director compensation will become effective January 1, 2018.
In connection with Mr. Abram’s announced retirement, the Board approved, at the recommendation of Compensation Committee, the acceleration of RSUs for 19,540 common shares of the Company upon the effectiveness of Mr. Abram’s retirement. The acceleration of the RSUs is contingent upon Mr. Abram entering into a Separation and Release Agreement with the Company and its subsidiary, James River Group, Inc. (“JRG”).
Appointment of New Chief Executive Officer
Also on October 31, 2017, the Company’s Board of Directors appointed Robert P. Myron, the Company’s President and Chief Operating Officer, as the Company’s new Chief Executive Officer, effective upon Mr. Abram’s retirement. Mr. Myron, age 48, has served as the Company’s President and Chief Operating Officer since September 2014 and has served as a director since December 2010. He is also an administrator of one of the Company’s Delaware statutory trusts and a director of its U.K. holding company. Mr. Myron previously served as the Company’s Chief Executive Officer from October 2012 to September 2014, and before that as the Company’s Chief Financial Officer from June 2010 until September 2012. Prior to that time, Mr. Myron served as Senior Vice President, Treasurer and Chief Risk Officer of The Hanover Insurance Group, Inc., a property-casualty insurance company, from 2007 until 2010, and before that, as Executive Vice President and Chief Financial Officer of Argo Group International Holdings Ltd., an insurance and reinsurance company, from August 2007 to October 2007. Prior to that, Mr. Myron was Executive Vice President and Chief Financial Officer of PXRE Group, Ltd., a property reinsurer, from 2005 to August 2007, and before that, served as Treasurer from 2003 to 2005. Prior to PXRE Group Ltd., Mr. Myron was the President of Select Reinsurance Ltd., a privately-held Bermuda-based property-casualty reinsurer, from 1999 to 2003.
In connection with his appointment as Chief Executive Officer, on October 31, 2017, the Board of Directors of the Company, upon the recommendation of the Compensation Committee, approved an increase in Mr. Myron’s salary from $636,540 per annum to $750,000 per annum, effective at the time of Mr. Abram’s retirement. The Company and JRG expect to enter into a new employment agreement with Mr. Myron reflecting Mr. Myron’s increased salary, his new title and otherwise on substantially similar terms as his existing employment agreement.
Also on October 31, 2017, the Board, at the recommendation of the Compensation Committee approved an award of RSUs with a fair market value of $3,000,000 to Mr. Myron in connection with his promotion to Chief Executive Officer. The RSUs will be granted to Mr. Myron at the effective time of Mr. Abram’s retirement and will vest in three substantially equal installments on the first three anniversaries of the grant date.
Chief Financial Officer Compensation
On October 31, 2017, the Board, at the recommendation of the Compensation Committee, approved (i) an increase in the base salary of Sarah C. Doran, the Company’s Chief Financial

Officer, from $400,000 per annum to $450,000 per annum effective January 1, 2018, and (ii) a grant of RSUs with a fair market value of $750,000. The RSUs will vest in three substantially equal installments on the first three anniversaries of the grant date.

Item 8.01	Other Events.
On November 1, 2017, the Company announced that its Board of Directors declared a cash dividend of $0.30 per common share of the Company to be paid on December 28, 2017 to shareholders of record on December 15, 2017. The Company also announced that its Board of Directors declared a special cash dividend of $0.50 per common share of the Company, also to be paid on December 28, 2017 to shareholders of record on December 15, 2017.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits
The following Exhibit is furnished as a part of this Form 8-K:

Exhibit No.	Description
99.1	Press Release of the Company dated November 1, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
JAMES RIVER GROUP HOLDINGS, LTD.
Dated: November 1, 2017    By:     /s/ Sarah C. Doran
Name: Sarah C. Doran
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Company dated November 1, 2017